                                Exhibit 4.1

                     ----------------------------------------


                              BLYTH INDUSTRIES, INC.

                          REGISTRATION RIGHTS AGREEMENT

                                   May 20, 1997


                     ----------------------------------------

                                  TABLE OF CONTENTS


SECTION 1................................................................ 1

RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS............................ 1
    1.1  Restrictions on Transfer........................................ 1
    1.2  Certain Definitions............................................. 1
    1.3  Restrictive Legends............................................. 2
    1.4  Notice of Proposed Transfers.................................... 2
    1.5  Form S-3 Registration........................................... 3
    1.6  Expenses of Registration........................................ 4
    1.7  Registration Procedures......................................... 4
    1.8  Indemnification................................................. 5
    1.9  Termination of Registration Rights.............................. 7

SECTION 2................................................................ 7

MISCELLANEOUS............................................................ 7
    2.1  Governing Law................................................... 7
    2.2  Successors and Assigns; Assignment of Rights.................... 7
    2.3  Entire Agreement; Amendment; Waiver............................. 7
    2.4  Notices, etc.................................................... 8
    2.5  Delays or Omissions............................................. 8
    2.6  Rights; Separability............................................ 8
    2.7  Titles and Subtitles............................................ 8
    2.8  Counterparts.................................................... 8
    2.9  No Third Party Beneficiaries.................................... 8
    2.10 Remedies........................................................ 8

                                BLYTH INDUSTRIES, INC.

                            REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement (this "Agreement") is made and entered into as of May 20, 1997, by and among BLYTH INDUSTRIES, INC., a Delaware corporation (the "Parent"), and the persons identified on Schedule A attached hereto (the "Holders").

    WHEREAS, on March 25, 1997, the Parent, WC Acquisition Corp., a California corporation and a wholly owned subsidiary of the Parent (the "Buyer"), Endar Corp., a California corporation (the "Company"), and the shareholders and warrantholders of the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Buyer will merge with and into the Company, and certain warrants and options of the Company shall be surrendered, in exchange for an aggregate of 1,267,205 shares, subject to adjustment as provided in the Merger Agreement, of the common stock of the Parent, $0.02 par value per share ("Parent Common Stock"), pursuant to the Merger Agreement; and

    WHEREAS, it is a condition precedent to the closing under the Merger Agreement that the parties hereto enter into this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                      SECTION 1

                    RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

    1.1 Restrictions on Transfer. No Registrable Securities (as defined below) shall be sold, assigned, transferred, or pledged by any Holder except upon the conditions specified in this Section 1, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder shall cause any proposed transferee of the Restricted Securities held by such Holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Section 1.

    1.2 Certain Definitions. As used in this Agreement, the following definitions shall apply:

         "Closing Date" means the closing date specified in the Merger
Agreement.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means the Parent Common Stock (i) issued pursuant to the Merger Agreement and held continuously from the Closing Date by the Holders, and (ii) any Parent Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Parent Common Stock which (1) have previously been registered or sold to the public or have been sold in a private transaction or (2) constitute Escrow Shares (as defined in the Merger Agreement).

         "Registration Expenses" means all expenses incurred by the Parent in complying with Section 1.5, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Parent, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Parent, which shall be paid in any event by the Parent). Registration Expenses shall not include: Selling Expenses or other compensation paid to underwriters or other agents or brokers to effect the sale or the fees of counsel or accountants for the Holders.

         "Rule 144" means Rule 144 promulgated under the Securities Act or any similar successor rule, as the same shall be in effect from time to time.

         "Rule 145" means Rule 145 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

         "Rule 415" means Rule 415 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

    1.3 Restrictive Legends. Each certificate representing the Registrable Securities, and any other securities issued or issuable, directly or indirectly, in respect of any of the foregoing securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in substantially the forms set forth in the Holder/Affiliate Letters (as defined in the Merger Agreement) (in addition to any legend(s) required hereunder or under applicable state securities laws).

    1.4 Notice of Proposed Transfers. Prior to any proposed transfer of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Parent of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Parent, addressed to the Parent and reasonably satisfactory in form and substance to the Parent's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Each certificate evidencing the Registrable Securities so transferred shall bear the appropriate restrictive legends set forth in Section 1.3, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for the Parent such legends are not required in order to establish compliance with any provisions of the securities laws.

    1.5  Form S-3 Registration.

         (a) The Parent shall file a registration statement on Form S-3 (the "Shelf Registration Statement") providing for the sale by the Holders, pursuant to Rule 415, and/or any similar rule that may be adopted by the Commission, of 100% of the Registrable Securities (or such lesser number of Registrable Securities as is necessary in order for the representations and warranties of the Holders contained in each of the Holder/Affiliate Letters to remain accurate) and the Parent shall use all commercially reasonable efforts to cause such Shelf Registration Statement to become and remain effective for the period beginning on the date which is 30 business days after the date on which the Parent publishes financial statements containing combined financial results of the Parent and the Company covering the period specified by the Commission's Accounting Series Release No. 135 (January 18,
1973) and to keep such Shelf Registration Statement continuously effective for a period ending on the date on which the Holders may sell Registrable Securities received pursuant to the Merger Agreement to the public pursuant to any of the provisions of Commission Rule 144, or if earlier, on the date the distribution described in the Shelf Registration Statement is complete. Such registration shall be conditioned on all Selling Shareholders (as defined below) agreeing that all sales made pursuant to such Shelf Registration Statement shall be made to or through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), provided that DLJ charges market - competitive rates for the transaction in question, and that DLJ provides reasonable execution for the transaction in question.

         (b) Notwithstanding the filing of the Shelf Registration Statement, 45% of the Registrable Securities held by each Holder (measured as of the Closing Date (as defined in the Merger Agreement)) shall not be sold until the second calendar day after the Parent files its Quarterly Report on Form 10-Q for its fiscal quarter ended October 31, 1997. Each of the Holders understands that, until such second calendar day after the filing of such Quarterly Report on Form 10-Q, stop transfer instructions will be given to the Parent's transfer agents with respect to 45% of the Registrable Securities held by such Holder and that, until such second calendar day after the filing of such Quarterly Report on Form 10-Q, there will be placed on the certificates for 45% of the Registrable Securities held by such Holder, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SECTION 1.5(b) OF THE REGISTRATION RIGHTS AGREEMENT DATED MAY 20, 1997, BETWEEN THE REGISTERED HOLDER HEREOF, BLYTH INDUSTRIES, INC., AND OTHER HOLDERS OF SHARES OF COMMON STOCK OF BLYTH INDUSTRIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BLYTH INDUSTRIES, INC."

         (c) No Holder shall have the right to register securities under this Agreement unless such Holder provides and/or confirms in writing prior to or after the filing of the Shelf Registration

Statement such information (including, without limitation, information as to the number of Registrable Securities that such Holder has sold pursuant to any such Shelf Registration Statement from time to time) as the Parent requests in connection with such registration statement (each such Holder being referred to as a "Selling Shareholder"). Unless the Selling Shareholders agree to a different allocation, the Parent shall allocate the full number of shares being registered pro rata in accordance with the percentages set forth on Schedule A hereto.

    1.6 Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to
Section 1.5 shall be borne by the Parent; provided, however, that in connection with any registration of securities, the Parent shall not be responsible for the fees and costs of counsel or accountants for the Holders.
 All Selling Expenses and the fees and costs of counsel or accountants to the Holders relating to securities so registered shall be borne by the Holders pro rata on the basis of the number of shares of securities so registered on their behalf.

    1.7 Registration Procedures. If and whenever the Parent is required by the provisions of this Section 1 to effect the registration of Registrable Securities, the Parent shall:

         (a) Prepare and file with the Commission the Shelf Registration Statement with respect to such Registrable Securities and use its diligent efforts to cause the Shelf Registration Statement to become and remain effective as provided herein.

         (b) Prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by the Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities during the applicable periods as specified in Section 1.5.

         (c) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

         (d) Notify each seller of Registrable Securities covered by the Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

         (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Parent are then listed or quoted.

         (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Shelf Registration Statement and a CUSIP number of all such Registrable Securities in each case not later than the effective date of such registration.

         No seller of Registrable Securities shall (until further notice) effect sales of shares covered by the Shelf Registration Statement after receipt of telegraphic, telecopied or written notice from the Parent to suspend sales to permit the Parent to correct or update a registration statement or prospectus.

         Notwithstanding the foregoing, for a period not to exceed ninety
(90) days, the Parent shall not be obligated to prepare and file, or be prevented from delaying or abandoning, or by written notice to the Selling Shareholders, may suspend the use of (and the Selling Shareholders hereby agree not to use the Shelf Registration Statement during such period) the Shelf Registration Statement pursuant to this Agreement at any time when the Parent, in its good faith judgment, reasonably believes:

              (i) that the filing thereof, at the time requested, or the offering of Parent Common Stock pursuant thereto, would materially and adversely affect (A) a pending or scheduled public offering or private placement of securities of the Parent, (B) an acquisition, merger, consolidation or similar transaction by or of the Parent,
         (C) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (D) the financial condition of the Parent in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which might be required thereby, or

              (ii) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

         In the event the Parent, in good faith, reasonably believes that such conditions are continuing after such 90-day period, it may, with the consent of the holders of a majority of the Registrable Securities subject (or to be subject) to the Shelf Registration Statement, which consent shall not be unreasonably withheld, extend such 90-day period for an additional 30 days. Any further delay shall require the consent of the holders of all such shares.

         The Parent represents and warrants to the Holders that it is not currently aware of any facts or conditions that would cause it to conclude that there is a material likelihood that it would exercise its right to delay the filing of the Shelf Registration Statement contemplated by Section 1.5
(a) pursuant to the second preceding paragraph.

    1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) The Parent will indemnify each Holder against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Parent of any rule or regulation promulgated under the Securities Act applicable to the Parent in connection with any such registration, qualification or compliance, and the Parent will reimburse each such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however that the Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, further, that the Parent shall not be liable to any such person under the indemnity agreement in this Section 1.8(a) to the extent that any such expense, claim, loss, damage or liability (or action or proceeding, whether commenced or threatened, in respect thereof) results from the fact that Registrable Securities were sold to a person to whom there was not sent or given a copy of the Registration Statement or prospectus (as then amended or supplemented).

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Parent's securities covered by such a registration statement, and each person who controls the Parent or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Parent, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by such or Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this Section 1.8(c), the Indemnified Party shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation, and the fees and expenses thereof shall be borne by the Indemnified Party, unless the

Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof. In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, proceeding or investigation on behalf of the Indemnified Party.

         (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    1.9 Termination of Registration Rights. The rights of each Holder under this Section 1 shall terminate at such time as such Holder's Registrable Securities may be sold without registration in reliance upon Rule 144 promulgated under the Securities Act.


                                     SECTION 2

                                   MISCELLANEOUS

    2.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws thereof.

    2.2 Successors and Assigns; Assignment of Rights. The rights and benefits of a Holder hereunder may not be assigned to a transferee or assignee, without the consent of the Parent; provided, however, that, no later than the 10th day prior to the filing of the Shelf Registration Statement under Section 1.5(a) hereof, the rights and benefits of a Holder hereunder may be transferred in connection with a transfer or assignment of any Registrable Securities held by such Holder (i) by gift to immediate family members of such Holder, or trusts or other entities for the sole benefit thereof, (ii) by gift to any entity in which such Holder, his or her immediate family members, or trusts or other entities for the sole benefit thereof beneficially own all of the voting securities, and (iii) in the case of Triumph-California Limited Partnership, a California Limited Partnership, to not more than ten employees and/or limited partners of such limited partnership; provided, however, that in each case, the transferee executes an instrument pursuant to which the transferee agrees to be bound by the terms and conditions hereof as a Holder, and such other documents as the Parent or its counsel may reasonably require. Any transfer of Registrable Securities, and rights hereunder, shall be subject to compliance with applicable securities laws and the restrictions contained in the Holder/Affiliate Letter executed by each Holder pursuant to the Merger Agreement.

    2.3 Entire Agreement; Amendment; Waiver. This Agreement, the Merger Agreement and the other agreements contemplated thereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Without limiting the foregoing, the rights of the Holders to registration pursuant to the terms of this Agreement shall be subject to the limitations on resale contained in the Holder/Affiliate Letters (as defined in the Merger Agreement). Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Parent and the holders of at least fifty one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto, but in no event shall the obligation of any party hereto be materially increased, except upon the written consent of such party.

    2.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Schedule A, or at such other address as such Holder or permitted assignee shall have furnished to the Parent in writing, or (b) if to the Parent, at such address or facsimile number as the Parent shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

    2.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder (in any capacity hereunder), upon any breach or default of the Parent under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder (in any capacity hereunder) of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

    2.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    2.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

    2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    2.9 No Third Party Beneficiaries. The covenants and agreements set forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

    2.10 Remedies. The parties to this Agreement acknowledge and agree that a breach of any of the covenants of the Parent or the Holders set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Without limiting the foregoing, if any disputes arise concerning the sale or other disposition of any of the Registrable

Securities contained in Section 1 hereof, the parties to this Agreement agree that an injunction may be issued restraining the sale or other disposition of such Registrable Securities or interest or rescinding any such sale or other disposition, pending resolution of such controversy. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement. Any transfer or acquisition of Registrable Securities in violation of this Agreement shall be null and void ab initio.

              [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

                   BLYTH INDUSTRIES, INC.



                   By:  /s/Robert B. Goergen
                      ------------------------------------------------------
                      Name:  Robert B. Goergen
                      Title: Chairman, Chief Executive Officer and President



                   ENNIO V. RACINELLI, TRUSTEE



                   By:   /s/Ennio V. Racinelli
                      ------------------------------------------------------
                      Ennio V. Racinelli, Trustee



                         /s/Darlene Racinelli
                      ------------------------------------------------------
                      Darlene Racinelli


                   ENNIO V. RACINELLI AND DARLENE RACINELLI TRUST



                   By:  /s/Ennio V. Racinelli
                      ------------------------------------------------------
                      Ennio V. Racinelli, Trustee



                        /s/Terry L. Cutter
                      ------------------------------------------------------
                      Terry L. Cutter



                       /s/Phyllis L. Cutter
                      ------------------------------------------------------
                      Spouse of Terry L. Cutter, if applicable

                   ENNIO V. RACINELLI, PLEDGEE F/B/O TERRY CUTTER



                   By:  /s/Ennio V. Racinelli
                      ------------------------------------------------------
                      Ennio V. Racinelli, Pledgee



                        /s/Stephen C. Scheele
                      ------------------------------------------------------
                      Stephen C. Scheele



                        /s/Zana Scheele
                      ------------------------------------------------------
                      Spouse of Stephen C. Scheele, if applicable



                   TERRY CUTTER, PLEDGEE F/B/O STEPHEN C. SCHEELE UNDER PLEDGE AGREEMENT



                   By:   /s/Terry Cutter
                      ------------------------------------------------------
                      Terry Cutter, Pledgee


                    ENNIO V. RACINELLI, PLEDGEE F/B/O STEPHEN C. SCHEELE



                   By:   /Ennio V. Racinelli
                      ------------------------------------------------------
                      Ennio V. Racinelli, Pledgee



                         /s/Judy Lobensommer Roberts
                      ------------------------------------------------------
                      Judy Lobensommer Roberts



                         /s/David Roberts
                      ------------------------------------------------------
                      Spouse of Judy Lobensommer Roberts, if applicable

                         /s/David Roberts
                      ------------------------------------------------------
                      David Roberts


                         /s/Judy Lobensommer Roberts
                      ------------------------------------------------------
                      Spouse of David Roberts, if applicable


                   SILICON VALLEY BANK


                   By:
                      ------------------------------------------------------
                      Name:
                      Title:


                   GOLDEN CITRUS, INC.


                   By:
                      ------------------------------------------------------
                      Name:
                      Title:


                   TRIUMPH - CALIFORNIA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP


                   By:  /s/Michel Glouchevitch
                      ------------------------------------------------------
                      Name:  Michel Glouchevitch
                      Title: Managing Director


                         /s/Patricia Chacon
                      ------------------------------------------------------
                      Patricia Chacon


                      ------------------------------------------------------
                      Spouse of Patricia Chacon, if applicable



                         /s/Richelle Chacon
                      ------------------------------------------------------
                      Richelle Chacon

                         /s/John Chacon
                      ------------------------------------------------------
                      John Chacon


                         /s/Richard W. Truelick
                      ------------------------------------------------------
                      Richard W. Truelick


                         /s/Barbara A. Truelick
                      ------------------------------------------------------
                      Spouse of Richard W. Truelick, if applicable


                         /s/Andre Guardi
                      ------------------------------------------------------
                      Andre Guardi


                      ------------------------------------------------------
                      Spouse of Andre Guardi, if applicable


                         /s/ Gregory Presson
                      ------------------------------------------------------
                      Gregory Presson


                         /s/Patricia Presson
                      ------------------------------------------------------
                      Spouse of Gregory Presson, if applicable


                   L.H. FRIEND, WEINRESS, AND FRANKSON, INC.


                   By:   /s/Gregory E. Presson
                      ------------------------------------------------------
                      Name:  Gregory E. Presson
                      Title: President


                         /s/Michael F. McCoy
                      ------------------------------------------------------
                      Michael F. McCoy


                      ------------------------------------------------------
                      Spouse of Michael F. McCoy, if applicable

                           CUTTER FAMILY TRUST


                   By:   /s/Terry L. Cutter
                      ------------------------------------------------------
                      Terry L. Cutter, Trustee


                   By:   /s/Phyllis L. Cutter
                      ------------------------------------------------------
                      Phyllis L. Cutter, Trustee


                   SILICON VALLEY BANCSHARES


                   By:   /s/David Jaques
                      ------------------------------------------------------
                      Name:  David Jaques
                      Title: SVP & Treasurer

                                        16